News Release

Amkor Technology Reports Financial Results for the Second Quarter 2012

Second Quarter 2012

•	Net sales $687 million

•	Gross margin 13%

•	Net income $1 million

•	Earnings per diluted share $0.00

Second Quarter 2012 Excluding $34 Million Charge for Loss Contingency Accrual

•	Adjusted gross margin 17%

•	Adjusted net income $33 million

•	Adjusted earnings per diluted share $0.15

CHANDLER, Ariz. - July 26, 2012 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the second quarter ended June 30, 2012, with net sales of $687 million, net income of $1 million, and earnings per diluted share of $0.00.

Second quarter results included a charge of $34 million ($32 million, net of tax), or $0.13 per diluted share (net of tax), relating to an accrual of the low end of Amkor's estimated loss for the previously announced interim order issued by an arbitration panel relating to Amkor's license agreement with Tessera, Inc. Of the total accrual, $30 million was recorded as cost of goods sold and $4 million was recorded as interest expense.

"After adjusting for the loss contingency accrual, second quarter results were consistent with our expectations," said Ken Joyce, Amkor's president and chief executive officer. "Amkor's strong position in communications continues to drive our business with notable strength in smartphones and tablets. We also saw a seasonal increase in gaming, although lower than the levels we have seen in the past few years."

Selected financial information for the second quarter 2012, excluding the loss contingency accrual, is as follows:

•	Net Sales: $687 million, up 5% from $655 million in the prior quarter, and flat with $688 million in the second quarter of 2011

•	Adjusted Gross Margin: 17%, compared to 16% in the prior quarter, and 19% in the second quarter of 2011

•	Adjusted Net Income: $33 million, up from $12 million in the prior quarter, and up from $14 million in the second quarter of 2011

•	Adjusted Earnings Per Diluted Share: $0.15, up from $0.06 in the prior quarter, and up from $0.07 in the second quarter of 2011

The adjusted items presented above are non-GAAP measures. Selected operating data for the second quarter 2012, and a reconciliation of the non-GAAP measures presented above to the comparable GAAP measures, is included in a section below before the financial statements.

“Capital additions were $149 million during the second quarter, primarily in support of specific business for customers in smartphones and tablets,” said Joanne Solomon, Amkor's executive vice president and chief financial officer. "This was about $50 million below our guidance as we saw some delays in the demand forecasts from several of our major customers that sell into smartphones and tablets."

Amkor's Board of Directors previously authorized $300 million for the repurchase of our common stock. During the second quarter 2012 the company repurchased 7.1 million shares at a purchase price of $33.2 million, for a total of 36.7 million shares at a purchase price of $166.6 million since the program commenced.

Cash and cash equivalents were $351 million, and net debt was $1.0 billion, at June 30, 2012.

Business Outlook

"We expect to see sequential third quarter sales growth of 2% to 9% driven by a seasonal increase in gaming, solid demand for communications, and a continuing recovery in the networking sector,” said Joyce. “Our growth in the third quarter is somewhat slower than anticipated due to worldwide macroeconomic uncertainties, the delay in the ramp of 28 nanometer wafer supply and the softness in end market demand by the less dominant OEMs that sell smartphones and tablets.”

"In light of these developments, we are lowering our full year 2012 capital additions expectations to around $500 million (excluding $100 million for the acquisition of land relating to our previously announced new factory and R&D center in Incheon, South Korea). Our capital additions for the first half of 2012 totaled $273 million, and we are estimating capital additions of around $150 million for the third quarter 2012, although some of that spending could move to the fourth quarter if the ramp of 28 nanometer wafer supply is pushed out," continued Joyce.

Based upon the currently available information, we have the following expectations for the third quarter 2012:

•	Net sales of $700 million to $750 million, up 2% to 9% from the prior quarter

•	Gross margin of 17% to 19%

•	Net income of $20 million to $44 million, or $0.10 to $0.20 per diluted share

•
Capital additions of around $150 million for the third quarter, and around $500 million for the full year (excluding $100 million for the acquisition of land relating to our previously announced new factory and R&D center in Incheon, South Korea)

Conference Call Information

Amkor will conduct a conference call on July 26, 2012, at 5:00 p.m. Eastern Daylight Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's web site: www.amkor.com. You may also access the call by dialing 1-877-947-1465. A replay of the call will be made available at Amkor's web site or by dialing 1-800-406-7325 (access pass code #4553664). The webcast is also being distributed over Thomson Reuters' Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Reuters' individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson Reuters' Individual Investor Network. Institutional investors can access the call via Thomson Reuters' password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company's filings with the Securities and Exchange Commission and on Amkor's website: www.amkor.com.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•
the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters, including the final ruling by the arbitration panel and the impact of other proceedings involving Tessera, Inc.;

•
with respect to the interim order issued by the Tessera arbitration panel, we believe that $34 million is a reasonable estimate of the low end of the possible range of loss up to an amount in excess of $125 million claimed by Tessera, and that no amount in the range constitutes a better estimate than any other amount; however, the final award could be more than the amount currently accrued, and we expect to record our estimate of interest accruing with the passage of time and may record additional charges as information develops or upon the issuance of the final award;

•	the highly unpredictable nature of the semiconductor industry;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the increasingly uncertain macroeconomic environment;

•	timing and volume of orders relative to production capacity and inability to achieve high capacity utilization rates;

•	volatility of consumer demand and weakness in forecasts from our customers for products incorporating our semiconductor packages;

•	dependence on key customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the supply of 28 nanometer wafers;

•	customer modification of and follow through with respect to forecasts provided to us, including delays in forecasts with respect to smartphones and tablets;

•
changes in tax rates and taxes as a result of changes in tax law, the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax audits and tax ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital additions;

•	the effects of a recession or other downturn in the U.S. and other economies worldwide;

•	disruptions or deficiencies in our controls resulting from the implementation of our new enterprise resource planning system;

•	worldwide economic effects of terrorist attacks, natural disasters and military conflict;

•	our ability to control costs and improve profitability;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	exchange rate fluctuations;

•	dependence on key personnel;

•	difficulties in managing growth;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2011 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact:

Amkor Technology, Inc., Chandler
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q2 2012	Q1 2012	Q2 2011
Sales Data (prior periods were revised for a refinement of our classifications):
Packaging services (in millions):
Chip scale package	$244	$250	$211
Leadframe	176	168	187
Ball grid array	137	117	163
Other packaging	54	47	52
Packaging services	611	582	613
Test services	76	73	75
Total sales	$687	$655	$688

Packaging services:
Chip scale package	35%	38%	31%
Leadframe	26%	26%	27%
Ball grid array	20%	18%	24%
Other packaging	8%	7%	7%
Packaging services	89%	89%	89%
Test services	11%	11%	11%
Total sales	100%	100%	100%

Packaged units (in millions):
Chip scale package	480	409	442
Leadframe	1,589	1,457	1,671
Ball grid array	45	40	51
Other packaging	11	14	22
Total packaged units	2,125	1,920	2,186

Net sales from top ten customers	64%	65%	60%

Capacity Utilization
Packaging	79%	73%	76%
Test	80%	78%	78%

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (cell phones, tablets, wireless LAN, handheld devices)	45%	47%	38%
Consumer (gaming, television, set top boxes, portable media, digital cameras)	23%	20%	26%
Computing (PCs, laptops, hard disk drives, servers, displays, printers, peripherals)	12%	13%	12%
Networking (network servers, routers, switches)	11%	11%	13%
Other (auto, industrial)	9%	9%	11%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100%	100%	100%
Cost of sales:
Materials	43%	45%	43%
Labor	15%	14%	15%
Other manufacturing	25%	25%	23%
Loss contingency accrual	4%	—%	—%
Gross margin	13%	16%	19%

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q2 2012	Q1 2012	Q2 2011
	(In millions, except per share data)
Capital Investment Data:
Property, plant and equipment additions	$149	$124	$97
Net change in related accounts payable and deposits	(38)	(3)	14
Purchases of property, plant and equipment	$111	$121	$111
Depreciation and amortization	$91	$88	$83

Free Cash Flow Data:
Net cash provided by operating activities	$86	$56	$114
Less purchases of property, plant and equipment	(111)	(121)	(111)
Free cash flow*	$(25)	$(65)	$3

Earnings per Share Data:
Net income attributable to Amkor - basic	$1	$12	$14

Adjustment for dilutive securities on net income:
Interest on 6.0% convertible notes due 2014, net of tax	—	4	5
Net income attributable to Amkor - diluted	$1	$16	$19

Weighted average shares outstanding - basic**	166	168	197
Effect of dilutive securities:
Stock options and unvested restricted shares	—	—	—
6.0% convertible notes due 2014	—	83	83
Weighted average shares outstanding - diluted	166	251	280

Net income attributable to Amkor per common share:
Basic	$—	$0.07	$0.07
Diluted	$—	$0.06	$0.07

*We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow is not defined by U.S. GAAP. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital additions. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

**Amkor's Board of Directors previously authorized $300 million for the repurchase of our common stock. During the second quarter, we repurchased 7.1 million shares of common stock for a purchase price of $33.2 million. As of June 30, 2012, we had repurchased a total of 36.7 million shares under the stock repurchase program for a purchase price of $166.6 million. From July 1, 2012, through July 25, 2012, we repurchased an additional 5.6 million shares for a purchase price of $27.1 million, for a cumulative total of 42.3 million shares for a purchase price of $193.7 million.

In the press release above we provide adjusted gross margin, adjusted net income and adjusted earnings per diluted share. We present these non-GAAP amounts to demonstrate the impact of the loss contingency accrual discussed above. However, these measures have limitations, including that they exclude the accrual for the arbitration panel award, which is an amount that the company may ultimately have to pay in cash. Furthermore, the factors affecting the calculation of the arbitration award are complex and subject to determination by the arbitration panel. Therefore, the final amount of the loss may be more than the amount of the current accrual. Accordingly, these measures that exclude the loss contingency accrual should be considered in addition to, and not as a substitute for, or superior to, gross margin, net income and earnings per diluted share prepared in accordance with U.S. GAAP. Below is the reconciliation of adjusted gross margin, adjusted net income and adjusted earnings per diluted share to U.S. GAAP gross margin, net income and earnings per diluted share.

AMKOR TECHNOLOGY, INC.
Selected Operating Data

Q2 2012
Non-GAAP Reconciliation:
Gross margin	13%
Plus: Loss contingency accrual divided by net sales	4%
Adjusted gross margin	17%

Q2 2012
(In millions)
Net income	$1
Plus: Loss contingency accrual, net of tax	32
Adjusted net income	$33

Q2 2012
Earnings per diluted share	$—
Plus: Loss contingency accrual per diluted share	0.13
Plus: Adjustment for dilutive effect of interest on 6.0% convertible notes due 2014, net of tax	0.02
Adjusted earnings per diluted share	$0.15

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2012	2011	2012	2011
	(In thousands, except per share data)
Net sales	$686,527	$687,633	$1,341,537	$1,352,583
Cost of sales	597,207	557,816	1,147,236	1,096,080
Gross profit	89,320	129,817	194,301	256,503
Operating expenses:
Selling, general and administrative	53,489	61,284	110,744	125,842
Research and development	13,867	12,559	27,292	24,688
Total operating expenses	67,356	73,843	138,036	150,530
Operating income	21,964	55,974	56,265	105,973
Other expense (income):
Interest expense	22,452	19,609	41,038	38,398
Interest expense, related party	3,492	2,830	6,984	5,410
Interest income	(828)	(553)	(1,717)	(1,140)
Foreign currency loss	1,277	2,932	2,067	4,663
Loss on debt retirement, net	—	15,531	—	15,531
Equity in earnings of unconsolidated affiliate	(892)	(2,089)	(2,880)	(3,607)
Other income, net	(518)	(325)	(1,152)	(469)
Total other expense, net	24,983	37,935	44,340	58,786
(Loss) income before income taxes	(3,019)	18,039	11,925	47,187
Income tax (benefit) expense	(3,891)	3,594	(529)	6,976
Net income	872	14,445	12,454	40,211
Net (income) loss attributable to noncontrolling interests	(291)	43	(99)	(620)
Net income attributable to Amkor	$581	$14,488	$12,355	$39,591

Net income attributable to Amkor per common share:
Basic	$—	$0.07	$0.07	$0.20
Diluted	$—	$0.07	$0.07	$0.17

Shares used in computing per common share amounts:
Basic	165,956	197,084	166,911	195,584
Diluted	166,009	280,009	167,012	278,810

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2012	December 31, 2011
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$351,183	$434,631
Restricted cash	2,680	2,680
Accounts receivable:
Trade, net of allowances	352,453	298,543
Other	18,632	27,197
Inventories	205,778	198,427
Other current assets	41,573	35,352
Total current assets	972,299	996,830
Property, plant and equipment, net	1,751,629	1,656,214
Intangibles, net	6,436	8,382
Investments	38,822	36,707
Restricted cash	2,214	4,001
Other assets	73,784	70,913
Total assets	$2,845,184	$2,773,047

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$69,358	$59,395
Trade accounts payable	448,235	424,504
Accrued expenses	190,657	158,287
Total current liabilities	708,250	642,186
Long-term debt	1,085,545	1,062,256
Long-term debt, related party	225,000	225,000
Pension and severance obligations	130,993	129,096
Other non-current liabilities	18,129	13,288
Total liabilities	2,167,917	2,071,826
Equity:
Amkor stockholders' equity:
Preferred stock	—	—
Common stock	198	197
Additional paid-in capital	1,612,840	1,611,242
Accumulated deficit	(786,107)	(798,462)
Accumulated other comprehensive income	11,122	10,849
Treasury stock	(168,840)	(130,560)
Total Amkor stockholders' equity	669,213	693,266
Noncontrolling interests in subsidiaries	8,054	7,955
Total equity	677,267	701,221
Total liabilities and equity	$2,845,184	$2,773,047

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2012	2011
	(In thousands)
Cash flows from operating activities:
Net income	$12,454	$40,211
Depreciation and amortization	179,182	166,468
Loss on debt retirement, net	—	10,557
Other operating activities and non-cash items	(1,881)	3,648
Changes in assets and liabilities	(47,292)	13,013
Net cash provided by operating activities	142,463	233,897

Cash flows from investing activities:
Purchases of property, plant and equipment	(232,682)	(224,629)
Proceeds from the sale of property, plant and equipment	998	14,643
Financing lease payment from unconsolidated affiliate	9,688	5,991
Other investing activities	1,533	(4,014)
Net cash used in investing activities	(220,463)	(208,009)

Cash flows from financing activities:
Borrowings under short-term credit facilities	30,000	20,000
Payments under short-term credit facilities	(20,000)	(15,000)
Proceeds from issuance of long-term debt	187,528	325,000
Proceeds from issuance of long-term debt, related party	—	75,000
Payments of long-term debt	(165,165)	(354,693)
Payments for debt issuance costs	(823)	(5,875)
Payments for repurchase of common stock	(35,652)	—
Proceeds from the issuance of stock through share-based compensation plans	162	907
Payments of tax withholding for restricted shares	(446)	(744)
Net cash (used in) provided by financing activities	(4,396)	44,595

Effect of exchange rate fluctuations on cash and cash equivalents	(1,052)	(10)

Net (decrease) increase in cash and cash equivalents	(83,448)	70,473
Cash and cash equivalents, beginning of period	434,631	404,998
Cash and cash equivalents, end of period	$351,183	$475,471